UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2022

WESTERN MAGNESIUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-56323	61-1934413
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

8180 Greensboro Drive, Suite 720

McLean, Virginia 22102

(Address of principal executive offices)

Registrant’s telephone number, including area code: (571) 378-0762

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Prior independent registered public accounting firm

On August 26, 2022, the Board of Directors (the “Board”) of Western Magnesium Corporation (the “Company”) accepted and approved the termination of its independent registered public accounting firm WithumSmith+Brown, PC (“Withum”).

During the Company’s appointment of Withum since May 20, 2022, and through the date of termination, (a) the Company had no disagreements with Withum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which disagreement if not resolved to the satisfaction of Withum would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the financial statements and (b) there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

(b) New independent registered public accounting firm

The Company is in the final stages of selecting a new auditor and will file a Form 8-K promptly upon completion of such retention.

Item 9.01 Financial Statements and Exhibits.

(d)	The following exhibits are filed with this Current Report:

Exhibit No.	Description
16.1	Letter of WithumSmith+Brown, PC dated August 26, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN MAGNESIUM CORPORATION

Dated: September 1, 2022	By:	/s/ Sam Ataya
Sam Ataya
Exec. President and CEO